UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 21, 2009 (September 18, 2009)

China Industrial Waste Management, Inc.
(Exact name of registrant as specified in its charter)

Nevada	002-95836-NY	13-3250816
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

China Industrial Waste Management, Inc.
c/o Dalian Dongtai Industrial Waste Treatment Co., Ltd
No. 1 Huaihe West Road
E-T-D-Zone, Dalian, China 116600
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code: 011-86-411-85811229

N/A
(Former Name and Address if changed since the last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On September 18, 2009, our indirectly majority owned subsidiary Dalian Dongtai Industrial Waste Treatment Co., Ltd.(“Dalian Dongtai”), a company formed under the laws of the People’s Republic of China, entered into a material definitive agreement to purchase sixty-five percent (65%) equity interest in Hunan Hanyang Environmental Protection Science&Technology Co., Ltd. (“Hunan Hanyang ”), a company formed under the laws of the People’s Republic of China from  Hunan Luyi Industrial Development Co., Ltd. (“Hunan Luyi”), a company formed under the laws of the Peoples Republic of China,  and Song Wenling (“Song”).

Hunan Luyi and Song hold 81% and 19% shares, respectively, of Hunan Hanyang  which is the project company of the Hazardous Waste Treatment Center of Changsha City, Hunan Province (“the Center”), with registered capital and paid-in capital amounting to RMB12,000,000 (approximately US$1,756,955) . Hunan Hanyang  is in the business of treatment and comprehensive utilization of waste and waste treatment facilities management and operation. In 2006, Hunan Hanyang signed a BOT Agreement with the Bureau of Environmental Protection of Hunan Province, pursuant to which Hunan Hanyang is entitled to a franchise right to construct and operate the Center for 25 years upon completion of construction. The estimated cost of the Center is RMB185,000,000 (approximately US$ 27,086,384), and 60% of which, RMB110,000,000 (approximately US$ 16,105,417), will be subsidized by the Central Government of PRC.

Under the terms of the agreement, Dalian Dongtai will purchase 46% and 19% of the equity interest in Hunan Hanyang  from Hunan Luyi and Song, respectively, for RMB10,620,000 (approximately US$1,554,9045) and RMB4,380,000 (approximately US$641,287), respectively, of which RMB7,080,000 (approximately US$1,036,603) and RMB2,920,000 (approximately US$427,526), respectively, will be paid within seven (7) business days following the signing of the agreement and the balance within fifteen (15) business days following the satisfaction of all conditions of the agreement. Hunan Luyi and Song assumed the obligation to repay all undisclosed debt.

The closing of the purchase of equity, which is expected to occur on or before October 31 , 2009 unless otherwise extended by the parties, is subject to certain conditions including the approval of the industrial and commerce administration authorities of the equity change, completion of all legal and registration procedures for the transfer of the equity, and approval of the board of directors or shareholders of the transferors. Dalian Dongtai has the right to terminate the agreement if conditions to the agreement have not been satisfied within three (3) months following the execution of the agreement in which event Hunan Luyi and Song shall return that portion of the purchase price received, plus interest thereon no later than fourteen (14) business days following the termination.

A copy of the English translation of the share transfer agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1
A copy of the English translation of the Share Transfer Agreement by and between Dalian Dongtai Industrial Waste Treatment Co., Ltd., Hunan Luyi Industrial Development Co., Ltd. and Song Wenlin dated September 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Dong Jinqing
Name: Dong Jinqing
Title: Chief Executive Officer

Date: September 21, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1
A copy of the English translation of the Share Transfer Agreement by and between Dalian Dongtai Industrial Waste Treatment Co., Ltd., Hunan Luyi Industrial Development Co., Ltd. and Song Wenling dated September 18, 2009